EXHIBIT 1.1








                                2,100,000 Shares




                            Anthracite Capital, Inc.



                                  Common Stock





                             Underwriting Agreement

                              dated June 24, 2004



                               JMP SECURITIES LLC

                               TABLE OF CONTENTS

SECTION                                                                                                  PAGE
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
Section 1.   Representations and Warranties.................................................................2

             (a)      Subsidiaries of the Company...........................................................2
             (b)      Incorporation and Good Standing of the Company and its
                      Subsidiaries and the Manager..........................................................2
             (c)      Foreign Qualification and Good Standing of the Company and its Subsidiaries...........2
             (d)      Compliance of the Company and its Subsidiaries........................................3
             (e)      Non-Contravention of Instruments......................................................3
             (f)      No Further Authorizations Required; the Underwriting Agreement........................3
             (g)      The Management Agreement..............................................................3
             (h)      Capital Stock Matters.................................................................4
             (i)      No Further Authorizations or Approvals Required.......................................4
             (j)      All Necessary Permits, Etc............................................................4
             (k)      No Stop Orders........................................................................5
             (l)      Registration Statement; Prospectus....................................................5
             (m)      Incorporated Documents................................................................5
             (n)      Regulation S-T........................................................................5
             (o)      Description of Proceedings, Contracts, Etc............................................5
             (p)      No Actions or Proceedings.............................................................6
             (q)      Financial Statements..................................................................6
             (r)      Exchange Act Reports..................................................................6
             (s)      Independent Accounts..................................................................6
             (t)      No Material Adverse Change............................................................6
             (u)      Capitalization........................................................................7
             (v)      Capital Stock of the Subsidiaries.....................................................7
             (w)      Regulation M..........................................................................7
             (x)      Convertible Securities................................................................7
             (y)      No Stabilization or Manipulation......................................................7
             (z)      No Broker or Dealer...................................................................7
             (aa)     No Advice.............................................................................7
             (bb)     Disclosure of Statutes; Enforceability of Agreements..................................8
             (cc)     Related Party Transactions............................................................8
             (dd)     Title to Assets.......................................................................8
             (ee)     Intangibles...........................................................................8
             (ff)     Internal Controls.....................................................................8
             (gg)     Taxes.................................................................................9
             (hh)     Unlawful Payments.....................................................................9
             (ii)     Loans to Officers.....................................................................9
             (jj)     No Employees..........................................................................9
             (kk)     REIT Status...........................................................................9
             (ll)     New York Stock Exchange...............................................................9
             (mm)     Offering Materials....................................................................9
             (nn)     Investment Company Act...............................................................10
             (oo)     Finder's Fees........................................................................10
             (pp)     Environmental Laws...................................................................10
             (qq)     Compliance Costs.....................................................................10
             (rr)     Mortgages............................................................................10
             (ss)     Statistical Data.....................................................................10
             (tt)     Sarbanes-Oxley Act...................................................................10
             (uu)     Insurance............................................................................11

Section 2.   Purchase, Sale and Delivery of the Offered Shares.............................................11

             (a)      The Firm Offered Shares..............................................................11
             (b)      The First Closing Date...............................................................11
             (c)      The Optional Offered Shares; the Second Closing Date.................................11
             (d)      Public Offering of the Offered Shares................................................12
             (e)      Payment for the Offered Shares.......................................................12
             (f)      Delivery of the Offered Shares.......................................................12
             (g)      Delivery of Prospectus to the Underwriters...........................................13

Section 3.   Additional Covenants..........................................................................13

             (a)      Representative's Review of Proposed Amendments and Supplements.......................13
             (b)      Securities Act Compliance............................................................13
             (c)      Amendments and Supplements to the Prospectus and Other Securities Act Matters........14
             (d)      Copies of any Amendments and Supplements to the Prospectus...........................14
             (e)      Blue Sky Compliance..................................................................14
             (f)      Notice of Subsequent Events Affecting the Market Price of the Common
                      Stock or Offered Shares..............................................................14
             (g)      Use of Proceeds......................................................................15
             (h)      Transfer Agent.......................................................................15
             (i)      Earnings Statement...................................................................15
             (j)      Periodic Reporting Obligations.......................................................15
             (k)      Agreement Not to Offer or Sell Additional Securities.................................15
             (l)      Future Reports to the Representative.................................................15
             (m)      Exchange Act Compliance..............................................................16
             (n)      New York Stock Exchange..............................................................16
             (o)      Stock Price Manipulation.............................................................16
             (p)      REIT Status..........................................................................16
             (q)      Undertakings.........................................................................16
             (r)      Investment Company Act...............................................................16
             (s)      Internal Controls....................................................................16
             (t)      Conditions...........................................................................16
             (u)      Rule 462(b) Registration Statement...................................................17

Section 4.   Conditions of the Obligations of the Underwriters.............................................17

             (a)      Accountants' Original Comfort Letter.................................................17
             (b)      Accountants' Bring-down Comfort Letter...............................................17
             (c)      Compliance with Registration Requirements; No Stop Order; No Objection from the NASD........................................................................17
             (d)      No Material Adverse Change or Ratings Agency Change..................................18
             (e)      Opinion of Counsel to the Company....................................................18
             (f)      Opinion of Maryland Counsel to the Company...........................................18
             (g)      Opinion of Counsel for the Underwriters..............................................19
             (h)      Officers' Certificate................................................................19
             (i)      Effectiveness of the Registration Statement..........................................20
             (j)      Lock-up Agreement from Certain Securityholders of the Company........................20
             (k)      No Amendment or Supplement...........................................................20
             (l)      NASD Matters.........................................................................20
             (m)      New York Stock Exchange..............................................................20
             (n)      Manager's Representation Letter......................................................20
             (o)      Prospectus Flings....................................................................20
             (p)      Additional Documents.................................................................20

Section 5.   Payment of Expenses...........................................................................21


Section 6.   Reimbursement of the Underwriters' Expenses...................................................21


Section 7.   Effectiveness of this Agreement...............................................................22


Section 8.   Indemnification...............................................................................22

             (a)      Indemnification of the Underwriters..................................................22
             (b)      Indemnification of the Company, Its Directors and Officers...........................23
             (c)      Information Provided by the Underwriters.............................................24
             (d)      Notifications and Other Indemnification Procedures...................................24
             (e)      Settlements..........................................................................25

Section 9.   Contribution..................................................................................25


Section 10.  Default of One or More of the Several Underwriters............................................26


Section 11.  Termination of This Agreement.................................................................27


Section 12.  Representations and Indemnities to Survive Delivery...........................................27


Section 13.  Notices.......................................................................................27


Section 14.  Successors....................................................................................28


Section 15.  Partial Unenforceability......................................................................28


Section 16.  Governing Law Provisions......................................................................29

             (a)  Choice of Law............................................................................29
             (b)  Consent to Jurisdiction..................................................................29

Section 17.  General Provisions............................................................................29



LIST OF SCHEDULES

SCHEDULE A         LIST OF THE UNDERWRITERS
SCHEDULE B         LIST OF THE SUBSIDIARIES

LIST OF EXHIBITS

EXHIBIT A         FORM OF LEGAL OPINION OF COUNSEL FOR THE COMPANY
EXHIBIT B         FORM OF LEGAL OPINION OF MARYLAND COUNSEL FOR THE COMPANY
EXHIBIT C         FORM OF LOCK-UP AGREEMENT
EXHIBIT D         MANAGER'S REPRESENTATION LETTER


                            Underwriting Agreement




                                                                June 24, 2004


JMP SECURITIES LLC
One Embarcadero Center, Suite 2100
San Francisco, California  94111
         As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. Anthracite Capital, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "List of the Underwriters") attached hereto (collectively, the "Underwriters") an aggregate of 2,100,000 shares (the "Firm Offered Shares") of its common stock, par value $0.001 per share (the "Common Stock") in accordance with the terms and conditions set forth in this Underwriting Agreement (this "Agreement"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 315,000 shares (the "Optional Offered Shares") of Common Stock, as provided in Section 2 (the "Purchase, Sale, and Delivery of the Offered Shares") of this Agreement. The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the "Offered Shares." JMP Securities LLC ("JMP") has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Offered Shares. The parties agree that JMP shall be the sole Underwriter in connection with the Offering.

         The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-69848), which contains a form of a base prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including all documents and information incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. A final prospectus supplement relating to the Offered Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act in the form first used to confirm sales of the Offered Shares (the "Prospectus Supplement"). The base prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is called the "Prospectus," in each case including the documents and information filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") that are incorporated or deemed incorporated by reference therein. The term "preliminary prospectus" as used in this Agreement shall mean each preliminary prospectus used in connection with the marketing of the Shares including any prospectus (whether or not in preliminary form) used in connection with the marketing of Offered Shares, in each case as any of the foregoing may be amended or supplemented by the Company. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus Supplement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company hereby confirms its agreements with the Underwriters as follows:

         Section 1. Representations and Warranties. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

                  (a) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the subsidiaries named on Schedule B attached hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries").

                  (b) Incorporation and Good Standing of the Company and its Subsidiaries and the Manager. Each of the Company and the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, with all requisite corporate or other power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and, in the case of the Company, to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is in good standing under the laws of the State of Maryland or has taken all action necessary in order to be in good standing under the laws of the State of Maryland and, as of the First Closing Date (as defined below) will be in good standing under the laws of the State of Maryland. Each of the Subsidiaries is in good standing under the laws of its respective jurisdiction of incorporation or organization.

                  (c) Foreign Qualification and Good Standing of the Company and its Subsidiaries. The Company and the Subsidiaries are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and the Company and the Subsidiaries are in good standing in each jurisdiction in which they own or lease real property or maintain an office or in which the nature or conduct of their respective businesses as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to be in good standing could be reasonably expected to not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

                  (d) Compliance of the Company and its Subsidiaries. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments.

                  (e) Non-Contravention of Instruments. Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter or bylaws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults in the case of this clause (ii) that could not reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole. The issuance, sale and delivery by the Company of the Offered Shares, the execution, delivery and performance of this Agreement by the Company, and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (x) any provision of the charter or bylaws of the Company or any of the Subsidiaries, (y) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (y) for such breaches or defaults which could not reasonably be expected not to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiaries.

                  (f) No Further Authorizations Required; the Underwriting Agreement. The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 8 ("Indemnification") hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

                  (g) The Management Agreement. The Company has full legal right, power and authority to perform that certain Management Agreement dated as of March 13, 2004 (the "Management Agreement"), by and between the Company and BlackRock Management Inc. (the "Manager") and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

                  (h) Capital Stock Matters. The issuance and sale of the Offered Shares to the several Underwriters hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Offered Shares will be validly issued, fully paid and non-assessable and the issuance of the Offered Shares will not be subject to any preemptive or similar rights. Except as contemplated herein, no person or entity holds a right to require or participate in the registration under the Securities Act of the Offered Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Offered Shares by the Company. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement. The form of certificates evidencing the Offered Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange.

                  (i) No Further Authorizations or Approvals Required. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement, the consummation of the transaction contemplated hereby or (ii) the sale and delivery of the Offered Shares, other than (w) such as have been obtained, or will have been obtained on the First Closing Date or the Second Closing Date (as defined below), as the case may be, under the Securities Act or the Exchange Act, (x) such approvals as have been obtained in connection with the approval of the listing of the Offered Shares on the New York Stock Exchange, (y) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered by the Underwriters and (z) any approvals required by the National Association of Securities Dealers, Inc. (the "NASD").

                  (j) All Necessary Permits, Etc. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could reasonably be expected to not have, individually or in the aggregate, a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to be material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

                  (k) No Stop Orders. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied with any request on the part of the Commission for additional information.

                  (l) Registration Statement; Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3; the Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and, in each case, present, or will present, fairly the information required to be shown. The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the First Closing Date and on the Second Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus.

                  (m) Incorporated Documents. Each document incorporated by reference in the Prospectus, when it was filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained, as of the date filed, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not include, as of the date filed, an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (n) Regulation S-T. The Prospectus in paper format delivered to the Underwriters for use in connection with this offering will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

                  (o) Description of Proceedings, Contracts, Etc. All legal or governmental proceedings, contracts or documents that are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required.

                  (p) No Actions or Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect.

                  (q) Financial Statements. The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the entity or entities presented therein as of the dates indicated and the results of operations and changes in financial position and cash flows of the entity or entities presented therein for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus; the Company's ratios of earnings to fixed charges and preferred stock dividends set forth in the Prospectus under the caption "Prospectus - Ratio of Earnings to Fixed Charges" have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

                  (r) Exchange Act Reports. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule l2b-25(b).

                  (s) Independent Accounts. Deloitte & Touche LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein and delivered its reports with respect thereto, are and were during the periods covered by their reports independent public accountants as required by the Securities Act.

                  (t) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise described in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, operations, business or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole.

                  (u) Capitalization. The authorized shares of Common Stock of the Company, including the Offered Shares, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the heading "historical" under the caption "Capitalization". Immediately after the First Closing Date, the Company will have an authorized, issued and outstanding capitalization as set forth in the Prospectus under the heading "as adjusted" under the caption "Capitalization" (subject to the Underwriters' option described in Section 2(c) hereof) and no shares of any other class of Common Stock or preferred stock will be issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the issued shares of Common Stock of the Company have been issued in violation of any preemptive or similar rights granted by the Company.

                  (v) Capital Stock of the Subsidiaries. All of the issued and outstanding membership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable, and ninety-five percent (95%) thereof are owned of record and beneficially by the Company, and have been offered, sold and issued by the Subsidiaries in compliance with all applicable laws (including, but not limited to, federal and state securities laws). None of the issued shares of capital stock of the Subsidiaries have been issued in violation of any preemptive or similar rights.

                  (w) Regulation M. The Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

                  (x) Convertible Securities. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

                  (y) No Stabilization or Manipulation. Each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

                  (z) No Broker or Dealer. The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

                  (aa) No Advice. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

                  (bb) Disclosure of Statutes; Enforceability of Agreements. There are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (cc) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, the Subsidiaries or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

                  (dd) Title to Assets. With such exceptions as could not reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                  (ee) Intangibles. The Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, and other intangible property rights (collectively, "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received written notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary.

                  (ff) Internal Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (gg) Taxes. Each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities.

                  (hh) Unlawful Payments. Neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

                  (ii) Loans to Officers. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

                  (jj) No Employees. Neither the Company nor any of the Subsidiaries have any employees.

                  (kk) REIT Status. The Company has been, and upon the sale of the Offered Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for all taxable years commencing with its taxable year ended December 31, 2004. The proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  (ll) New York Stock Exchange. The Offered Shares have been approved for listing, upon official notice of issuance, on the New York Stock Exchange.

                  (mm) Offering Materials. In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Offered Shares, other than the Prospectus and Registration Statement.

                  (nn) Investment Company Act. Neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Offered Shares, will become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (oo) Finder's Fees. The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                  (pp) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

                  (qq) Compliance Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

                  (rr) Mortgages. Each of the mortgages, deeds of trust or other security agreements executed and/or delivered by or to the Company or the Subsidiaries, as applicable, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (i) is accurate, correct and complete and enforceable in accordance with its terms, subject to principles of equity and bankruptcy, insolvency, moratorium and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations and
         (ii) duly and properly executed by the Company or the Subsidiaries. The Company is not aware of any facts that would impair the validity or value of any of such mortgages, deeds of trust or other security agreements and such mortgages, deeds of trust or other security agreements are not the subject of any breach, default or event, that with the passage of time or the giving of notice or both, would result in such a breach or default.

                  (ss) Statistical Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                  (tt) Sarbanes-Oxley Act. The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

                  (uu) Insurance. Each of the Company and the Subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors and Officers liability. The Company and each of the Subsidiaries believe in good faith that they will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                  Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         Section 2. Purchase, Sale and Delivery of the Offered Shares.

                  (a) The Firm Offered Shares. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters the Firm Offered Shares upon the terms herein set forth and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Shares set forth opposite their names on Schedule A (the "List of the Underwriters") attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Company shall be $11.04 per share.

                  (b) The First Closing Date. Delivery of certificates for the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, California 94111 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. New York time, on June 30, 2004, or such other time and date not later than 12:30 a.m. New York time, on July 12, 2004 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"); provided, however, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 2(g) (the "Payment for the Offered Shares") and Section 3(d) (the "Copies of Any Amendments and Supplements to the Prospectus") hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representative.

                  (c) The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 315,000 Optional Offered Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon written notice by the Representative to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Shares are to be registered and
         (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A (the "List of the Underwriters") attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

                  (d) Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

                  (e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

                           It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  (f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company ("DTC") as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representative and the Underwriters have agreed to purchase to an account or accounts at DTC as designated by the Representative for the accounts of the Representative and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Representative so elects at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Representative may designate.

                  (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

         Section 3. Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:

                  (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities
         Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange
         Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably possible. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, and 434, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with the law, the Company agrees to promptly prepare (subject to Section 3(a) (the "Representative's Review of Proposed Amendments and Supplements")), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representative, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representative may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Notice of Subsequent Events Affecting the Market Price of the Common Stock or Offered Shares. If during any period of time in which a Prospectus relating to the Offered Shares is required to be delivered under the Securities Act, any publication, or event relating to or affecting the Company shall occur, as a result of which, in the opinion of the Representative it shall reasonably determine, the market price of the Offered Shares or Common Stock has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, prepare, consult with the Representative concerning the substance of and disseminate a press release, or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such publication, or event.

                  (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (i) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

                  (j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

                  (k) Agreement Not to Offer or Sell Additional Securities. During the period of ninety (90) days following the date of the Prospectus (the "Lock-up Period"), the Company will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of, transfer, or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any Securities (as defined in Exhibit C (the "Form of Lock-up Agreement") attached hereto) or any securities that relates to or derives any significant part of its value from the Securities; provided, however, that the Company may issue (i) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, (ii) Common Stock upon the exercise of such options described in clause (i), but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the Lock-up Period without the prior written consent of JMP (which consent may be withheld in its sole discretion),
         (iii) Common Stock issuable pursuant to any dividend reinvestment and stock purchase plan approved by the Board of Directors of the Company or (iv) beginning twenty (20) days after the First Closing Date, Common Stock issuable under a structured equity arrangement approved by the Board of Directors of the Company.

                  (l) Future Reports to the Representative. During the period of two (2) years hereafter, the Company will furnish to the Representative at JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, California 94111, Attention: Mr. Joseph A.
         Jolson: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity, and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other report filed by the Company with the Commission, the NASD, or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                  (m) Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                  (n) New York Stock Exchange. The Company shall use its best efforts to effect and maintain the listing of the Offered Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange.

                  (o) Stock Price Manipulation. The Company shall not, and shall use its best efforts to cause its officers, directors and affiliates not to, prior to the earlier of the expiration or the exercise by the Underwriters of the option granted to the Underwriters by the Company in Section 2 of this Agreement, (i) take, directly or indirectly prior to termination of this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which could be reasonably likely to cause or result in, or which could be reasonably likely to in the future to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Offered Shares other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                  (p) REIT Status. The Company shall use its best efforts to continue to qualify as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company's stockholders to remain so qualified.

                  (q) Undertakings. The Company shall comply with all of the provisions of any undertakings in the Registration Statement.

                  (r) Investment Company Act. The Company shall conduct its affairs in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be an "investment company" or an entity subject to regulation as an investment company within the meaning of the Investment Company Act.

                  (s) Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) Conditions. The Company shall use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 hereof on or in respect of the First Closing Date and the Second Closing Date hereunder.

                  (u) Rule 462(b) Registration Statement. The Company shall, if necessary or appropriate, file a registration statement pursuant to Rule 462(b) under the Act.

                 JMP, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 (the "Representations and Warranties") hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Original Comfort Letter. On the date hereof, the Representative shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative (the "Original Letter").

                  (b) Accountants' Bring-down Comfort Letter. Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Deloitte & Touche LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to the Representatives.

                  (c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

                           (i) the Company shall have filed the Prospectus with
                  the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

                           (iii) any request of the Commission for additional
                  information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of counsel to the Underwriters; and

                           (iv) the NASD shall have raised no objection to the
                  fairness and reasonableness of the underwriting terms and arrangements.

                  (d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

                           (i) in the judgment of the Representative, there
                  shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and the Subsidiaries taken as a whole, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus; and

                           (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (e) Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A (the "Form of Legal Opinion of Counsel for the Company"). The Representative shall have received such additional number of conformed copies of such counsel's legal opinion as the Representative may request for each of the several Underwriters.

                           Counsel rendering the opinion contained in Exhibit A attached hereto may rely as to questions of law not involving the laws of the United States or the State of New York or Delaware and upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation, or certificate. Copies of any opinion, representation, or certificate so relied upon shall be delivered to the Representative, and to Underwriters' counsel.

                  (f) Opinion of Maryland Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Miles & Stockbridge, P.C., Maryland counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B (the "Form of Legal Opinion of Counsel for the Company"). The Representative shall have received such additional number of conformed copies of such counsel's legal opinion as the Representative may request for each of the several Underwriters.

                  (g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the opinion of O'Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel's legal opinion as the Representatives may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

                  (h) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (c)(ii) ("Compliance with Registration Requirements; No Stop Order; No Objection from NASD") and subsection (d)(ii) ("No Material Adverse Change or Ratings Agency Change") of this Section 5, and further to the effect that:

                           (i) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries taken as a whole, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) any change in the capital stock or outstanding indebtedness that is material to the Company and the Subsidiaries taken as a whole, (E) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of the Subsidiaries or (F) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and the Subsidiaries taken as a whole;

                           (ii) When the Registration Statement became
                  effective and at all times subsequent thereto up to the delivery of such certificate, (A) the Registration Statement and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (B) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (D) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

                           (iii) the representations, warranties, and covenants
                  of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                           (iv) the Company has complied with all the
                  agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (i) Effectiveness of the Registration Statement. The Company shall furnish at such Closing Date evidence reasonably satisfactory to the Underwriters and their counsel that the Registration Statement shall have become effective.

                  (j) Lock-up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C (the "Form of Lock-up Agreement") attached hereto from each officer and director of the Company. Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (k) No Amendment or Supplement. No amendment or supplement to the Registration Statement or Prospectus, including documents incorporated by reference therein, shall have been filed to which the Underwriters shall have reasonably objected.

                  (l) NASD Matters. On each of the First Closing Date and the Second Closing Date, the NASD shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (m) New York Stock Exchange. On each of the First Closing Date and the Second Closing Date, the Offered Shares shall have been approved for listing on the New York Stock Exchange.

                  (n) Manager's Representation Letter. On each of the First Closing Date and the Second Closing Date, the Manager shall have furnished the Underwriters such documents and certificates as of the date of this Agreement as the Underwriters may reasonably request, including the certificate attached as Exhibit D attached hereto (the "Manager's Representation Letter").

                  (o) Prospectus Flings. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the First Closing Date and the Second Closing Date, as applicable, shall have been made within the applicable time period prescribed for such filing by such rule.

                  (p) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (the "Payment of Expenses"), Section 6 (the "Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), Section 9 ("Contribution"), and
Section 12 (the "Representations and Indemnities to Survive Delivery") shall at all times be effective and shall survive such termination.

         Section 5. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys' fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a "Blue Sky Survey," or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the New York Stock Exchange, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (x) all other fees, costs, and expenses referred to in Part II of the Registration Statement. Except as provided in this Section 5, Section 6 (the "Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), and Section 9 ("Contribution") hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         Section 6. Reimbursement of the Underwriters' Expenses.

                  If this Agreement is terminated by the Representative pursuant to Section 4 (the "Conditions of the Obligations of the Underwriters"), Section 7 (the "Effectiveness of this Agreement"), Section 10 (the "Default of One or More of the Several Underwriters") or Section 11 (the "Termination of this Agreement"), or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

         Section 7. Effectiveness of this Agreement.

                  This Agreement shall not become effective until the later of
(i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

                  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 (the "Payment of Expenses") and Section 6 (the "Reimbursement of the Underwriters") hereof, (b) of any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 ("Indemnification") and
Section 9 ("Contribution") shall at all times be effective and shall survive such termination.

         Section 8. Indemnification.

                  (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company shall not be liable under this paragraph (a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by JMP) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus Supplement or the Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus Supplement or the Prospectus were timely delivered to the Underwriter pursuant to Section 2 (the "Purchase, Sale, and Delivery of the Offered Shares") and a copy of the Prospectus Supplement or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus Supplement or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. "Loss" shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the "Losses"). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                  (b) Indemnification of the Company, Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus, the Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this
         Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second, tenth, eleventh and twelfth paragraphs under the caption "Underwriting" in the Prospectus, and the Underwriters confirm that such statements are correct.

                  (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 ("Contribution")), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

         Section 9. Contribution.

                  If the indemnification provided for in Section 8 ("Indemnification") is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) ("Notifications and Other Indemnification Procedures"), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
Section 8(d) for purposes of indemnification.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A (the "List of Underwriters") attached hereto. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

                  Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

         Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (the "List of Underwriters") attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 5 (the "Payment of Expenses"), Section 6 (the "Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), and Section 9 ("Contribution") shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Section 11. Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD, (ii) a general banking moratorium shall have been declared by any of federal or New York authorities, (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial, or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities,
(iv) in the judgment of the Representative there shall have occurred any material adverse change in the Company or any of the Subsidiaries taken as a whole, or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 (the "Payment of Expenses") and Section 6 (the "Reimbursement of Underwriters' Expenses") hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 ("Indemnification") and
Section 9 ("Contribution") shall at all times be effective and shall survive such termination.

         Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

         Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

          JMP Securities LLC
          One Embarcadero Center, Suite 2100
          San Francisco, California 94111
          Facsimile:  (415) 263-1337
          Attention:  Mr. Joseph A. Jolson

with a copy to:

          O'Melveny & Myers LLP
          275 Battery Street, Suite 2600
          San Francisco, California  94111-3305
          Facsimile:  (415) 984-8701
          Attention:  Peter T. Healy, Esq.

If to the Company:

          Anthracite Capital, Inc.
          40 East 52nd Street
          New York, New York  10022
          Facsimile:  (212) 754-8758
          Attention:  Mr. Richard Shea

with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York  10036
          Facsimile:  (917) 777-3574
          Attention:  David J. Goldschmidt, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 (the "Default of One or More of the Several Underwriters"), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 ("Indemnification") and Section 9 ("Contribution"), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

         Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes (and only such changes) as are necessary to make it valid and enforceable.

         Section 16. Governing Law Provisions.

                  (a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  (b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party's address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

         Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 ("Indemnification") and the contribution provisions of Section 9 ("Contribution"), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          Very truly yours,

                                          ANTHRACITE CAPITAL, INC.


                                          By: /s/ Richard Shea
                                             ----------------------
                                               Richard Shea
                                               Chief Operating Officer
                                               and Chief Financial Officer


         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

JMP SECURITIES LLC

Acting as Representative of the several Underwriters named in the Schedule A (the "List of the Underwriters") attached hereto.

By JMP SECURITIES LLC


By:  /s/ Stephen P. Ortiz
     ----------------------
      Stephen P. Ortiz
      Managing Director

                                   SCHEDULE A

                            List of the Underwriters


                            Underwriters                  Number of Firm
                                                         Common Shares To
                                                           be Purchased
------------------------------------------------------  --------------------

JMP Securities LLC ...................................        2,100,000
------------------------------------------------------  --------------------

         Total........................................        2,100,000
                                                        ====================

                                   SCHEDULE B

                            List of the Subsidiaries



1.  Newpa/AHR Equity, LP

2.  Newpa/AHR GP, LLC

3.  Newpa/AHR Equity GP LLC

4.  1940 Monroe Street LLC

5.  LEAFS CMBS I, Ltd.

6.  Carbon Capital, Inc.

7.  Anthracite Funding, LLC

8.  Anthracite CDO Depositor, LLC

9.  Anthracite CDO II Depositor, LLC

10. Anthracite CDO III Depositor, LLC

11. Anthracite CDO I, Ltd.

12. Anthracite CDO I Corp.

13. Anthracite CDO II, Ltd.

14. Anthracite CDO II Corp.

15. Anthracite CDO III, Ltd.

16. Anthracite CDO III Corp.